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EXHIBIT (j)(2)

                               CONSENT OF KPMG LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of BB&T Funds:

We consent to the use of our report dated February 17, 2006 on the BB&T Equity Index Fund's financial statements as incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP

Boston, Massachusetts
April 26, 2006